UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2011

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2011, Excel Trust, Inc., a Maryland corporation, and our operating partnership subsidiary, Excel Trust, L.P., entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and each of the lenders identified therein. The Third Amendment amends portions of our unsecured revolving credit facility as described below.

The Third Amendment increases the initial amount of the revolving credit facility from $125.0 million to $200.0 million, which includes a $20.0 million swingline subfacility and a $30.0 million letter of credit subfacility. We have the ability from time to time to increase the size of the revolving credit facility further by up to an additional $200.0 million to a total of $400.0 million, subject to receipt of lender commitments and other conditions precedent. The maturity date of the revolving credit facility is July 7, 2014 and can be extended for one year at our option.

The revolving credit facility bears interest at the rate of LIBOR plus a margin of 220 basis points to 300 basis points, depending on our leverage ratio. We are obligated pay a 0.35% fee for any unused portion of the revolving credit facility.

Pursuant to the Third Amendment, we are subject to ongoing compliance with a number of restrictive covenants, including the following:

•	a maximum leverage ratio (defined as total liabilities to total asset value) of 0.60 : 1.00,

•

a minimum fixed charge coverage ratio (defined as adjusted earnings before interest, taxes, depreciation and amortization to fixed charges) of 1.50 : 1.00 as of the end of each fiscal quarter ending after the date of the Third Amendment, and

•	a maximum unencumbered leverage ratio (defined as unsecured indebtedness to unencumbered asset value) of 0.60 : 1.00.

Under the Third Amendment, our cash dividends may not exceed the greater of (1) 95% of our funds from operations, and (2) the amount required for us to qualify and maintain our REIT status. If an event of default exists, we may only make distributions sufficient to qualify and maintain our REIT status.

In addition, the Third Amendment adds additional lenders to the unsecured revolving credit facility.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit	Description of Exhibit

10.1	Third Amendment to Credit Agreement, dated June 3, 2011, by and among Excel Trust, L.P., as Borrower, Excel Trust, Inc., as Parent, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	Excel Trust, Inc.

	By:	/s/ James Y. Nakagawa
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

10.1	Third Amendment to Credit Agreement, dated June 3, 2011, by and among Excel Trust, L.P., as Borrower, Excel Trust, Inc., as Parent, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.